Target Asset Allocation Funds
For the fiscal period ended 07/31/07
File number 811-08915

                    TARGET ASSET ALLOCATION FUNDS

                 Target Conservative Allocation Fund
                   Target Moderate Allocation Fund
                    Target Growth Allocation Fund

                 Supplement dated February 23, 2007
To Prospectuses and Statement of Additional Information dated October 2, 2006
           ________________________________________________

David Green has replaced Joseph Huber as a portfolio manager for the portion of the large capitalization value segment of each of Target Conservative Allocation Fund, Target Moderate Allocation Fund and Target Growth Allocation Fund (the Funds) subadvised by Hotchkis and Wiley. All references and information pertaining to Mr. Huber appearing in the Prospectus and Statement of Additional Information are hereby deleted.

To further reflect this change, information pertaining to Mr. Green is hereby added as noted below:

The section of the Prospectus entitled "How the Funds Are Managed - Subadvisers and Portfolio Managers" is amended by adding the following discussion pertaining to Mr. Green to the existing discussion pertaining to Hotchkis and Wiley Capital Management LLC:

  Mr. Green participates in the investment decision process during the group meetings in which the team decides the stock/weight selection for the target portfolio. He is jointly responsible for the day-to-day management of each Fund's cash flows, which includes directing the Funds' purchases and sales to ensure that the Fund's holdings remain reflective of the "target portfolio." Mr. Green, currently Principal and Portfolio Manager of Hotchkis and Wiley, joined Hotchkis and Wiley in 1996 as Portfolio Manager and Analyst.

The section of Part I of the Statement of Additional Information entitled "Management & Advisory Arrangements - Additional Information About the Portfolio Managers - Other Accounts and Ownership of Fund Securities" is amended by adding to the tables for each of the Funds the following information pertaining to Mr. Green. Information pertaining to Mr. Green is furnished as of December 31, 2006:


CONSERVATIVE ALLOCATION FUND


PORTFOLIO MANAGERS
David Green
REGISTERED INVESTMENT COMPANIES
16 / $15,500 million;
1 / $2,600 million
OTHER POOLED INVESTMENT VEHICLES
8 / 1,000 million
OTHER ACCOUNTS
164 / $19,000 million;
7 / $1,300 million
OWNERSHIP OF FUND SECURITIES
None



MODERATE ALLOCATION FUND

PORTFOLIO MANAGERS
David Green
REGISTERED INVESTMENT COMPANIES
16 / $15,500 million;
1 / $2,600 million
OTHER POOLED INVESTMENT VEHICLES
8 / 1,000 million
OTHER ACCOUNTS
164 / $19,000 million;
7 / $1,300 million
OWNERSHIP OF FUND SECURITIES
None



GROWTH ALLOCATION FUND

PORTFOLIO MANAGERS
David Green
REGISTERED INVESTMENT COMPANIES
16 / $15,500 million;
1 / $2,600 million
OTHER POOLED INVESTMENT VEHICLES
8 / 1,000 million
OTHER ACCOUNTS
164 / $19,000 million;
7 / $1,300 million
OWNERSHIP OF FUND SECURITIES
None